                                                                      Exhibit 11


     INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Pre Effective Amendment No. 1 to the Registration Statement No. 333-46401 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 10, 1998 and February 17, 1998, on the financial statements of the Separate Account and the Company for the years ended December 31, 1997 and 1996 appearing in the Prospectus (which expressed unqualified opinions and, with respect to the Company, includes an explanatory paragraph referring to the change in the basis of accounting and the change in corporate organization), which is part of such Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.


     DELOITTE & TOUCHE LLP
     Boston, Massachusetts
     July 7, 1998

                                                                      Exhibit 11



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-46401) of our reports, which include adverse opinions as to generally accepted accounting principles and unqualified opinions as to statutory accounting practices prescribed or permitted by the Insurance Department of the State of Delaware, dated March 8, 1996, except as to the information in the second paragraph under "Basis of Presentation and Principles of Consolidation" of Note 1, for which the date is February 18, 1997, on our audits of the statutory financial statements of New England Variable Life Insurance Company and New England Pension and Annuity Company, and our report dated February 6, 1996, on our audit of New England Variable Life Separate Account of New England Variable Life Insurance Company. We also consent to the inclusion in this registration statement of our report, which includes an adverse opinion as to generally accepted accounting principles and an unqualified opinion as to conformity with The Insurance Act 1978, dated April 23, 1996, on our audit of the statutory financial statements of Exeter Reassurance Company, Ltd., and our report dated February 9, 1996, on our audit of New England Securities Corporation, and our report dated February 29, 1996, on our audit of TNE Advisors, Inc., and our report dated March 14, 1996, on our audit of Newbury Insurance Company, Limited. We also consent to the reference to our firm under the caption "Experts" in this Pre-Effective Amendment.


                                    PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers



Boston, Massachusetts
July 7, 1998